SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: February 16, 2007
(Date of earliest event reported)

CARSUNLIMITED.COM, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28195	11-3535204
(State or other	(Commission File	(IRS Employer
jurisdiction of incorporation)	Number)	Identification No.)

305 Madison Avenue, New York, NY	10165
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code	(212) 986-0886	(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2007 the Registrant entered into a Second Amendment Agreement (the “Amendment Agreement”) to a Securities Purchase Agreement dated as of August 9, 2006 (as previously amended on October 17, 2006 and November 10, 2006, the “Securities Purchase Agreement”) between Carsunlimited.com, (the “Registrant” or Company”) and Fursa Master Global Event Driven Fund LP (the “Investor”), and to a Registration Rights Agreement dated as of August 9, 2006 between the Company and the Investor, as previously amended.

The Amendment Agreement defers until March 16, 2007 the date by which Registrant must effect a reverse stock split, in the range of 1 for 20 to 1 for 50, as mutually agreed with the Investor.

The Amendment Agreement also defers (x) until March 16, 2007 the date by which the Registrant must file a registration statement under the Securities Act of 1933 covering the shares of common stock issuable upon conversion or exercise of the securities sold pursuant to the Securities Purchase Agreement, and (y) until June 15, 2007 the date by which such registration statement must become effective, without incurrence of a penalty.

The Amendment Agreement also grants to the Investor the right to require the Registrant, within forty five (45) days following demand made at any time during the period commencing on the first anniversary of the Closing Date under the Securities Purchase Agreement and ending on the third anniversary of the Closing Date, to reincorporate in the State of Delaware.

Item 9.01 Financial Statements and Exhibits

(d ) Exhibits

10.1 Second Amendment Agreement dated February 16, 2007 to Securities Purchase Agreement, as amended by Amendment No. 1 thereto and by an Amendment Agreement dated November 10, 2006, between Carsunlimited.com, Inc. and Fursa Master Global Event Driven Fund LP, and to Registration Rights Agreement between Carsunlimited.com, Inc. and Fursa Master Global Event Driven Fund LP, as previously amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARSUNLIMITED.COM, INC.

Date: February 22, 2007	By:	/s/ Geoffrey Donaldson
Geoffrey Donaldson
Chief Executive Officer